Exhibit 99.1

PRESS RELEASE

	Contacts:	Robert McPherson
Sr. Vice President, CFO
Metals USA Holdings Corp
FOR IMMEDIATE RELEASE		954-202-4000

METALS USA REPORTS SECOND QUARTER 2011

SALES GROWTH OF 51% ON 33% VOLUME GROWTH

July 25, 2011 – FORT LAUDERDALE, FLORIDA – Metals USA Holdings Corp. (NYSE: MUSA) today reported its results for the three and six months ended June 30, 2011.

Net sales for the second quarter of 2011 were $505.6 million, up 51% from net sales of $335.0 million for the second quarter of 2010. Net income for the second quarter of 2011 was $21.5 million compared to net income of $2.5 million for the second quarter of 2010. Earnings per diluted share (“EPS”) were $0.57 in the second quarter of 2011 compared to $0.07 for the second quarter of 2010.

Net sales for the first six months of 2011 were $937.9 million, up 51% from net sales of $622.9 million for the first six months of 2010. Net income for the first six months of 2011 was $33.9 million compared to net income of $2.6 million for the six months ended June 30, 2010. EPS was $0.91 in the first six months of 2011 compared to $0.09 for the first six months of 2010.

Metal shipments were 360,000 tons for the second quarter of 2011, up 33% from metal shipments of 270,000 tons in the second quarter of 2010. Metal shipments for the first six months of 2011 were 728,000 tons, up 40% compared to metal shipments of 519,000 tons for the first six months of 2010. Toll processed tonnage was 42,000 tons during the second quarter of 2011 compared to 11,000 tons for the second quarter of 2010. Toll processed tonnage was 87,000 tons during the first six months of 2011 compared to 21,000 tons for the first six months of 2010.

Lourenco Goncalves, the Company’s Chairman, President and C.E.O., stated: “Metals USA’s results continue to benefit from an improving demand for our products and services, as the total market size increases with the uneven recovery of the U.S. economy, and as we continue to grow Metals USA’s market share. As we anticipated and stated during our first quarter conference call, our Flat Rolled and Non-Ferrous Group experienced an increase in gross margins during the second quarter, as higher prices were realized in our multi-month indexed pricing contracts. Conversely, our Plates and Shapes Group experienced slightly compressed gross margins due to the more transactional nature of its business, but the effect was more than offset by overall stronger prices during the quarter.”

Mr. Goncalves also added: “A favorable steel price environment in the third quarter, supported by higher prices for iron ore, coking coal and scrap, should translate into strong margins for our business. We believe that the size and quality of our inventory are appropriate, and will allow Metals USA to continue to deliver solid results in the third quarter.”

Adjusted EBITDA (as defined and calculated in the accompanying table), a non-GAAP financial measure used by Metals USA and its lenders to evaluate the performance of the business, was $50.0 million for the second quarter of 2011, up 95% from the Company’s Adjusted EBITDA of $25.7 million for the second quarter of 2010. For the first six months of 2011 Adjusted EBITDA was $87.3 million compared to $43.9 million for the first six months of 2010.

Metals USA had $240.1 million drawn under its asset-based credit facility at June 30, 2011, with excess availability of $163.5 million. Net debt, defined as total outstanding debt less cash, decreased by $1.1 million during the quarter to $468.4 million as of June 30, 2011. Net cash used in operating activities for second quarter of 2011 was $43.8 million. Capital expenditures were $1.7 million for the three months ended June 30, 2011 and $3.7 million for the first six months of 2011.

Conference Call and Webcast

Metals USA has scheduled a conference call for Tuesday, July 26, 2011 at 10 a.m. Eastern Time. Anyone interested in hearing the call live may gain access via the Company’s website. A replay of the call will be available approximately two hours after the live broadcast ends and will be available until approximately September 26, 2011. To access the replay, dial (888) 286-8010 and enter the pass code 67219397.

About Metals USA

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. For more information, visit the Company’s website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its other reports, statements and materials filed with the Securities and Exchange Commission for more complete information about the Company. Additionally, copies of the Company’s filings with the Securities and Exchange Commission, together with press releases and other information investors may find of interest, can be found at the Company’s website at www.metalsusa.com under “Investor Relations.”

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the federal securities laws which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. Such statements include, but are not limited to, statements concerning the future performance of the Company, statements concerning the Company’s plans, competitive position and market share, projections concerning revenue, profitability, raw material pricing, cash flows, earnings, sales, volumes, balance sheet strength, debt or other financial and operational measures; projected working capital needs; demand trends for the Company’s products or its markets; pricing trends for metal or other raw materials and finished goods and the impact of pricing changes; anticipated capital expenditures; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain; projected timing, results, benefits, costs, charges and expenditures related to acquisitions or divestitures; the ability to operate profitably and generate cash in the current economic environment, the ability to capture and maintain margins and market share and to develop or take advantage of future opportunities, new products, services and markets; expectations for Company and customer inventories and customer orders; expectations for the economy and markets or improvements therein; expectations for improving earnings, margins or shareholder value; and other non-historical matters. Factors that could cause the Company’s results to differ materially from actual results or current expectations include, but are not limited to, changes in metal prices, the effect of economic conditions generally in the United States, internationally and in the regions in which the Company operates and within major product markets, including a prolonged or substantial economic downturn; the effect of consolidation or other actions of our suppliers; disruptions in our sources of supply; increased competition and the other factors detailed in the Company’s annual report on Form 10-K under the caption “Risk Factors” and other reports filed with the Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date and the Company disclaims any duty to update the information herein.

- Tables follow -

Metals USA Holdings Corp.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
Revenues:
Net sales	$505.6	$335.0	$432.3	$937.9	$622.9
Operating costs and expenses:
Cost of sales (exclusive of operating and delivery, and depreciation and amortization shown below)	382.9	257.2	329.7	712.6	475.6
Operating and delivery	45.9	32.9	41.1	87.0	64.2
Selling, general and administrative	27.9	19.8	26.8	54.7	40.8
Depreciation and amortization	5.6	4.4	4.8	10.4	9.0
Loss (gain) on sale of property and equipment	—	—	0.1	0.1	(0.1)
Advisory agreement termination charge	—	3.3	—	—	3.3

Operating income	43.3	17.4	29.8	73.1	30.1
Other expense:
Interest expense	9.3	9.5	9.0	18.3	21.2
Loss on extinguishment of debt	—	3.5	—	—	3.5

Income before income taxes	34.0	4.4	20.8	54.8	5.4
Provision for income taxes	12.5	1.9	8.4	20.9	2.8

Net income	$21.5	$2.5	$12.4	$33.9	$2.6

Income per share:
Income per share - basic	$0.58	$0.07	$0.34	$0.92	$0.09
Income per share - diluted	$0.57	$0.07	$0.33	$0.91	$0.09

Number of common shares used in the per share calculation:
Basic	37.0	35.4	37.0	37.0	30.5
Diluted	37.3	35.7	37.3	37.3	30.8

Metals USA Holdings Corp.

Unaudited Consolidated Balance Sheets

(In millions, except share amounts)

	June 30, 2011	December 31, 2010

Assets
Current assets:
Cash	$13.7	$16.6
Accounts receivable, net of allowance of $6.7 and $5.9, respectively	232.4	149.3
Inventories	356.0	290.8
Deferred income tax asset	12.0	12.0
Prepayments and other	5.9	9.8

Total current assets	620.0	478.5
Property and equipment, net	240.2	198.8
Intangible assets, net	28.0	7.4
Goodwill	55.1	47.3
Other assets, net	13.0	13.5

Total assets	$956.3	$745.5

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$95.5	$66.6
Accrued liabilities	33.6	30.6
Current portion of long-term debt	1.5	1.1

Total current liabilities	130.6	98.3
Long-term debt, less current portion	480.6	345.4
Deferred income tax liability	97.4	88.5
Other long-term liabilities	21.8	22.2

Total liabilities	730.4	554.4

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued or outstanding at June 30, 2011 and December 31, 2010	—	—
Common stock, $.01 par value, 140,000,000 shares authorized, 37,024,842 issued and outstanding at June 30, 2011 and December 31, 2010	0.4	0.4
Additional paid-in capital	230.6	229.8
Accumulated deficit	(5.6)	(39.5)
Accumulated other comprehensive income	0.5	0.4

Total stockholders’ equity	225.9	191.1

Total liabilities and stockholders’ equity	$956.3	$745.5

Metals USA Holding Corp.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended June 30,
	2011	2010

Cash flows from operating activities:
Net income	$33.9	$2.6
Adjustments to reconcile net income to net cash used in operating activities:
Loss (gain) on sale of property and equipment	0.1	(0.1)
Provision for bad debts	1.6	1.1
Depreciation and amortization	11.4	10.0
Loss on extinguishment of debt	—	3.5
Amortization of debt issuance costs and discounts on long-term debt	1.4	2.1
Deferred income taxes	8.7	0.6
Stock-based compensation	0.8	0.2
Excess tax benefit from stock-based compensation	—	(0.1)
Non-cash interest on PIK option	—	6.2
Cash payment of interest on PIK option	—	(23.2)
Advisory agreement termintation charge	—	3.3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(67.5)	(24.3)
Inventories	(47.1)	(36.7)
Prepayments and other	4.0	2.2
Accounts payable and accrued liabilities	7.8	10.1
Other	1.1	0.1

Net cash used in operating activities	(43.8)	(42.4)

Cash flows from investing activities:
Sales of assets	0.1	0.2
Purchases of assets	(3.7)	(1.4)
Acquisition costs, net of cash acquired	(88.4)	(19.0)

Net cash used in investing activities	(92.0)	(20.2)

Cash flows from financing activities:
Borrowings on credit facility	176.5	49.5
Repayments on credit facility	(42.4)	(49.5)
Repayments of long-term debt	(0.3)	(146.6)
Deferred financing costs	(0.9)	—
Excess tax benefit from stock-based compensation	—	0.1
Net proceeds from initial public stock offering	—	221.2

Net cash provided by financing activities	132.9	74.7

Net (decrease) increase in cash	(2.9)	12.1
Cash, beginning of period	16.6	6.0

Cash, end of period	$13.7	$18.1

Metals USA Holdings Corp.

Unaudited Supplemental Segment and Non-GAAP Information

(In millions, except shipments)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010

Segment:

Flat Rolled and Non-Ferrous:
Net sales	$277.5	$177.0	$228.5	$506.0	$329.0
Operating income	$23.1	$13.2	$17.1	$40.2	$24.1
Depreciation and amortization	$2.8	$1.7	$2.2	$5.0	$3.5
EBITDA (1)	$25.9	$14.9	$19.3	$45.2	$27.6
Adjusted EBITDA (2)	$25.9	$14.9	$19.3	$45.2	$27.6
Shipments (3)	212	146	207	419	280

Plates and Shapes:
Net sales	$206.6	$136.5	$190.2	$396.8	$258.4
Operating income	$25.1	$11.4	$22.0	$47.1	$20.5
Depreciation and amortization	$2.6	$2.3	$2.3	$4.9	$4.7
EBITDA (1)	$27.7	$13.7	$24.3	$52.0	$25.2
Adjusted EBITDA (2)	$27.7	$13.7	$24.9	$52.6	$25.2
Shipments (3)	152	126	163	315	243

Building Products:
Net sales	$25.2	$24.3	$16.2	$41.4	$40.5
Operating income (loss)	$1.2	$0.6	$(1.8)	$(0.6)	$(1.1)
Depreciation and amortization (5)	$0.5	$0.6	$0.6	$1.1	$1.2
EBITDA (1)	$1.7	$1.2	$(1.2)	$0.5	$0.1
Adjusted EBITDA (2)	$1.7	$1.2	$(1.2)	$0.5	$0.1
Shipments (3)	—	—	—	—	—

Corporate and other:
Net sales (4)	$(3.7)	$(2.8)	$(2.6)	$(6.3)	$(5.0)
Operating loss	$(6.1)	$(7.8)	$(7.5)	$(13.6)	$(13.4)
Depreciation and amortization	$0.2	$0.3	$0.2	$0.4	$0.6
EBITDA (1)	$(5.9)	$(7.5)	$(7.3)	$(13.2)	$(12.8)
Adjusted EBITDA (2)	$(5.3)	$(4.1)	$(5.7)	$(11.0)	$(9.0)
Shipments (3) (4)	(4)	(2)	(2)	(6)	(4)

Consolidated:
Net sales	$505.6	$335.0	$432.3	$937.9	$622.9
Operating income	$43.3	$17.4	$29.8	$73.1	$30.1
Depreciation and amortization (5)	$6.1	$4.9	$5.3	$11.4	$10.0
EBITDA (1)	$49.4	$22.3	$35.1	$84.5	$40.1
Adjusted EBITDA (2)	$50.0	$25.7	$37.3	$87.3	$43.9
Shipments (3)	360	270	368	728	519

Product Mix: (6)
Carbon Flat Rolled	34.4%	36.3%	35.7%	35.1%	35.9%
Mini Mill Products	10.3%	10.0%	10.7%	10.5%	9.9%
Non-Ferrous	24.7%	22.1%	21.1%	23.0%	22.6%
Plate	17.6%	17.9%	19.0%	18.2%	17.7%
Structural	13.0%	13.7%	13.5%	13.2%	13.9%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	EBITDA is the summation of operating income (loss) and depreciation and amortization. We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States of America. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or a measure of liquidity.
(2)	Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate management fees to related parties, one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indentures governing our notes.
(3)	Expressed in thousands of tons. Not a meaningful measure for Building Products.
(4)	Negative net sales and shipment information represent the elimination of intercompany transactions.
(5)	Includes depreciation expense recorded in cost of sales.
(6)	Based on net sales by product line excluding Building Products.

EBITDA and Adjusted EBITDA Non-GAAP Measures, Reconciliations and Explanations

EBITDA is the summation of operating income (loss) and depreciation and amoritzation. EBITDA also represents net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA (as defined by the loan and security agreement governing the ABL facility and the indentures governing our notes) is defined as EBITDA further adjusted to exclude certain non-cash, non-recurring and realized (or in the case of the indentures, expected) future cost savings directly related to prior acquisitions. EBITDA and Adjusted EBITDA are not defined terms under accounting principles generally accepted in the United Sates of America (“GAAP”). Neither EBITDA nor Adjusted EBITDA should be considered an alternative to operating income or net income as a measure of operating results or an alternative to cash flow as a measure of liquidity.

There are material limitations associated with making the adjustments to our earnings to calculate EBITDA and Adjusted EBITDA and using these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures. For instance, EBITDA and Adjusted EBITDA do not include:

•	interest expense, and because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

•	depreciation and amortization expense, and because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue; and

•	income tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate.

We present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by our investors and other interested parties, as well as by our management, in the evaluation of companies in our industry, many of which present EBITDA when reporting their results. In addition, EBITDA provides additional information used by our management and board of directors to facilitate internal comparisons to historical operating performance of prior periods. Further, management believes EBITDA facilitates our operating performance comparisons from period to period because it excludes potential differences caused by variations in capital structure (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting depreciation expense).

We believe that the inclusion of supplemental adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about the performance of the business, and we are required to present Adjusted EBITDA to demonstrate compliance with our debt covenants. Management uses Adjusted EBITDA as a key indicator to evaluate performance of certain employees.

Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA (as discussed above) with additions for the Adjusted EBITDA of our recent acquisitions, as though we owned those businesses for the twelve-month period ended June 30, 2011. Adjusted EBITDA on a Pro Forma Basis, as defined by our credit agreements, is a non-GAAP measure used in the calculation of our Consolidated Total Debt Ratio, as defined by the indenture governing our notes.

	Three Months Ended			Six Months Ended		Twelve Months Ended
	June 30,		March 31,	June 30,		June 30,
	2011	2010	2011	2011	2010	2011
	(In millions)

Operating income	$43.3	$17.4	$29.8	$73.1	$30.1	$103.2
Depreciation and amortization (1)	6.1	4.9	5.3	11.4	10.0	21.2

EBITDA	49.4	22.3	35.1	84.5	40.1	124.4
Indenture defined adjustments to EBITDA:
Facility closure and severance costs	—	—	0.6	0.6	—	0.6
Stock options and grant expense	0.4	0.1	0.4	0.8	0.2	1.8
Management fees and other costs	—	3.3	—	—	3.6	0.2
Acquisition expenses	0.2	—	1.2	1.4	—	1.4

Adjusted EBITDA	$50.0	$25.7	$37.3	$87.3	$43.9	$128.4

Pro forma acquisition adjustments						7.6

Pro forma Adjusted EBITDA						$136.0

(1)	Includes depreciation expense recorded in cost of sales for the Building Products Group.